Exhibit 10.3

                    HCHO/UFC TURNKEY PLANT "B" SALE CONTRACT

                       DESIGN, ENGINEER, EQUIPMENT SUPPLY,
                         CONSTRUCT, AND INSTALL CONTRACT


         THIS CONTRACT (this "Contract" or this "Agreement") is made as of the 30th day of September, 1997 by and between SPURLOCK ADHESIVES, INC., a Virginia corporation (hereinafter called "OWNER"), and D. B. WESTERN, INC., an Oregon corporation (hereinafter called "DBW"), each of whom agrees as follows:

                                    ARTICLE I
                                     GENERAL

         1.1 DBW and OWNER executed a certain HCHO/UFC Turnkey Plant "B" Sale Contract dated October 1, 1996 (the "Old Contract") with respect to DBW building and providing to OWNER certain manufacturing facilities to be located at or near Albany, New York. OWNER has decided to modify such project and relocate such manufacturing facility from Albany to Moreau, New York. Accordingly, the parties hereby terminate the Old Contract, which shall be void and have no further force or effect.

         1.2 DBW shall perform all of the design, engineering and construction services, procure the equipment and other materials shown in the "Main Contract - Part A", and provide start-up for a turnkey HCHO Plant "B",
Urea Formaldehyde resin plant, Urea storage, Offsites, and Tank Farm at 64 Farnan Rd., S. Glen Falls, NY (address), Moreau, Saratoga County, New York (the "Site") (all of the foregoing hereinafter called the "Work" or the "Project"), and meet the Guarantees (as defined in Article X) and warranties all in accordance with the terms and conditions shown in "Main Contract - Part A-IX" attached hereto ("Exhibit Part A"). Support specifications for the Work are shown in "Contract Specifications - Part B" attached hereto ("Exhibit Part B"). Exhibit Part A and Exhibit Part B are hereby incorporated into this Contract and shall constitute a part hereof.

         1.3 Concurrently herewith, the parties have entered into a certain HCHO/UFC Plant "A" - Equipment, Property and Facilities Lease (the "Plant A Lease"), whereby DBW shall construct and then lease to OWNER a certain manufacturing facility described therein ("Plant A"). Although the construction of Plant A and the Work hereunder are to be prosecuted simultaneously, it is the intent of the parties, and DBW shall use its good faith best efforts to accomplish, the completion of the Work prior to the completion of the construction of Plant A.

                                   ARTICLE II
                                  COMPENSATION
                           PAYMENT AND LIEN PROTECTION

         2.1 OWNER shall pay and DBW agrees to accept as full compensation for doing the Work contemplated by and embraced in this Contract, the sum of US $7,871,758.00, hereinafter called the "Contract Price". The Contract Price shall be payable as follows:

                 (a) $1,566,000 of the Contract Price has been paid prior to execution of this Contract, and will be credited against below payments as they become due.

                 (b) $787,175.80 (10%) of the Contract Price shall be due upon the execution of this contract.

                 (The Contract Price has been divided into a cost breakdown as provided in Table I of Exhibit I to the Main Contract Part A entitled "Proposal for HCHO/UFC and UF Resin Plant")

                 (c) 30% of the price for each individual division of the cost breakdown will be due when DBW has issued all of the Purchase Orders for that division, provided; however, that the aggregate balance outstanding under subsections (b) and (c) for which related goods have not been delivered to the project site and for which payment has not been received pursuant to Subsection
(d), shall not exceed $2,566,000.00; the balance, if any, payable by OWNER under this Subsection (c) shall be paid in accordance with Subsection (d) hereof.

                 (d) 35% of the price for each individual division of the cost breakdown, plus the amount, if any, still owing to DBW under subsection (c) above for such division of the cost breakdown, will be due when DBW has caused all of the equipment for that division to be delivered to the project site located at Lot 3 of the Moreau Industrial Park.

                 (e) 15% of the price for each individual division of the cost breakdown will be due when DBW has caused all of the equipment for that division to be mechanically installed on the project site located at Lot 3 of the Moreau Industrial Park.

                 (f) The final $787,175.80 (10.0%) of the Contract Price shall be payable as provided in Article 2.6.

         2.2 DBW shall, on or before the 30th day following this signed Contract, and on the same day for each successive month thereafter, furnish OWNER a monthly progress report updating the Schedule (as hereinafter defined) for the Project from the date of the report to completion of the project. The Schedule shall include critical path items including, without limitation, dates critical for OWNER to complete items on which DBW's schedule depends. The report shall state the percentage of completion and comment on Project status.

         2.3 Upon completion of each item specified in Article 2.1, DBW shall submit to OWNER an invoice, which shall include a specification of the item for which payment is due and any documents as required hereby.

         2.4 Invoices shall be due and payable within thirty (30) days from the date of invoice, provided that the latest required monthly progress report has been submitted. In the event an invoice requires corrections, then the invoice date will remain the same, but the due date will be extended (1) day for each day it takes DBW to correct and send corrected invoices via fax to the OWNER. Any progress payment required to be paid and not paid within the terms of this Contract shall bear interest at a rate of 1.5% per month or any portion thereof. The completion date set forth in the Schedule will be extended one (1) day for each day payment is not received in accordance with the terms of this Contract.

         2.5 DBW warrants that all Work performed under the Contract shall be free from any lien claims from suppliers, subcontractors, creditors, laborers or agents of DBW. DBW shall hold OWNER harmless and indemnify OWNER against any such liens or claims. DBW and OWNER shall provide copies of any lien notices or claims to each other within (10) days of receipt.

         2.6     OWNER will pay the final Contract Payment when DBW:

                 (a) Furnishes to OWNER a statement that the Work under the Contract has been completed;

                 (b) Successfully completes the HCHO and UFC Acceptance Tests under Article IX and the guaranties in Exhibit Part A-IX;

                 (c) Provides Maintenance and Operation manuals for the facility. The number of manuals are shown in the enclosed equipment list.

                 (d) Provides two (2) sets of engineering drawings to OWNER recognizing that:

                         o There may be incidental changes that are not reflected,

                         o Final P & ID revisions will not be completed until 30 days after startup of the Project or changes indicated by OWNER, whichever is later.

                 (e) Provides a verified affidavit that all bills and claims have been satisfied and that there are no liens on the Work or rights to liens arising out of the activities of DBW on the premises wherein the Work or any part thereof was performed;

         2.7 To secure the obligations of DBW hereunder and the advances made by OWNER pursuant to the terms hereof, DBW hereby assigns, conveys, transfers, grants and pledges to

OWNER a security interest in all of DBW's right, title and interest in, to and under the Work, whether now owned or hereafter acquired, and all proceeds and products thereof and accessions thereto. Without limitation, the "Work" shall include all of the following, whether now owned or hereafter acquired, which are or will be components or form a part of, the Work or are necessary for the completion thereof, and any other assets which are to be sold by DBW to OWNER pursuant to the terms of this Contract: all inventory, equipment, fixtures, accounts, materials, supplies and general intangibles, and all products and proceeds thereof and accessions thereto. All property from time to time subject to the security interest granted hereby is sometimes hereinafter referred to as the "Collateral." At no time shall DBW permit to exist any other security interest, lien, assignment, interest or encumbrance whatsoever with respect to the Collateral other than in favor of OWNER or in favor of DBW as stated in
Article XXII. OWNER may exercise any and all rights hereunder or of a secured party under the Uniform Commercial Code, as enacted in the state of Oregon (or such other jurisdiction if the rights of a secured party in a particular item of Collateral are determined by the laws of such jurisdiction; as so defined, the "UCC") or any other rights the OWNER may have at law or in equity with respect to the Collateral upon the occurrence of a default by DBW hereunder.

                                   ARTICLE III
                              TIME FOR PERFORMANCE

         3.1 Time is of the essence. DBW shall provide to OWNER within thirty (30) days of execution of this Contract a construction schedule showing the Project's key elements and a critical time schedule (the "Schedule"). DBW shall meet the times specified in the Schedule. The Major Equipment as defined in Exhibit Part A-XXVI shall be ready for final inspection at DBW's facilities in North Bend, Oregon ("DBW's HQ") on December 30, 1997, provided that there are no delays that justify an extension as allowed under the terms of this Contract.

         3.2 DBW shall not be responsible for failure to meet the time for performance due to wars, riots, strikes, disturbances, acts of God and delays caused by OWNER in obtaining permits, or other catastrophic events. If any delay occurs or is anticipated, both parties shall immediately and in no case later than ten (10) days of obtaining knowledge, notify the other party of actual or anticipated delay and the reasonable time the time for performance of the Contract needs to be extended. Work shall continue on the Project regardless of a dispute over the need for a time extension. Any such dispute is to be resolved or litigated upon Project completion or termination of this Contract.

         3.3 Notwithstanding anything contained herein, no extension of the time for performance shall be granted unless (a) it is allowed under the terms of this Contract or (b) the parties agree to a change to the Schedule.

         3.4 "Ready for start up" is defined as mechanically complete, including installation, pressure testing piping systems, and ready for loading of catalyst. Miscellaneous touch up painting and other punch list items that do not affect Project operations will not constitute failure to be ready for start up. An uncompleted item shall not be considered a punch list item if it is safety related or impacts the operating of the plant for the Acceptance Test. Permit inspections and approvals necessary for start up shall have been obtained by OWNER, in a timely manner to prevent delays in startup.

                                   ARTICLE IV
                       ADDITIONS AND DELETIONS TO THE WORK

         4.1 Any change to the Work described in Article VI of this Contract shall constitute a change to the Contract. A change order shall be issued for any such change, which affects the cost or performance of the Work. The time for performance shall be extended for any such change which delays completion of the Work. The change may be initiated by written request from OWNER or it may be recommended in writing by DBW. DBW will respond to the requested change, or initiate a recommended change, by providing the following information to OWNER:

                 (a)     Cost of engineering the change.

                 (b)     Cost to supply the additional item.

                 (c) Any delay in the completion pursuant to the Schedule that DBW claims will result because of the change.

                 (d) The time by which OWNER must approve the addition to avoid delays in construction.

                 (e) Any impact the proposed change may have on plant performance standards, the Guarantees, and related changes that may result in other areas of the plant because of the change and any additional cost resulting therefrom. OWNER shall respond within 3 business days via Fax and mailed response.

         4.2 In the event of a deletion from the Contract, DBW will provide OWNER the amount of the deduction from the Contract Price and any improvement in the time for completion that will result. The deduction will be based on DBW's cost.

         4.3 DBW will not proceed with the change until the change order proposal is approved in writing by OWNER or in the event of a disputed change, until OWNER notifies DBW in writing as provided in Articles 4.4 or 4.5. If the change order is not approved within the time frame specified on the change order proposal, the change order proposal and OWNER's request for a change order, will no longer be valid. DBW shall not be entitled to compensation for changes not reduced to writing and signed by OWNER and DBW. DBW will not be responsible for changes not approved by DBW or their impact on other areas.

         4.4 If OWNER and DBW cannot agree that any proposed change is or shall be an addition to the Contract, OWNER, at its option, may give written notice to DBW and pay the cost specified by DBW upon the terms of the change order and require Work under the Contract to continue without waiving OWNER'S right to assert that the proposed change did not constitute an addition to the Contract. Any such payment shall not constitute an admission by OWNER that the change was an addition to the Contract. OWNER cannot deduct any disputed change from any other payment required in the Contract.

         4.5 OWNER reserves the right to perform any Work required by a change order request. If OWNER elects to perform such Work required by the change order request itself or through contractors other than DBW, OWNER will notify DBW in writing. No Work shall be done by OWNER in the process battery limits without approval by DBW in writing, provided such approval shall not be unreasonably refused. Such approval shall not be refused or delayed if the Work does not affect DBW's performance of its obligations as determined by DBW. OWNER accepts full responsibility for any Work done by itself or its agents or subcontractors including any impact it may have on warranties, plant operations, or construction completion.

                                    ARTICLE V
                                    INSURANCE

         5.1 DBW will procure, at its own expense, and maintain in full force and effect during the performance of the Work and shall require its labor subcontractors to have the following insurance through financially responsible insurance carriers as rated by A.M. Best Co. with a rating of A-X or better:

                 (a) Workmen's Compensation insurance covering injury to or occupational disease or death of all employees engaged in the Work in accordance with the statutory requirements of the state or states in which the Work is to be performed, including Employer's Liability insurance, with a limit of liability under the Employer's Liability portion of at least for bodily injury by accident of $1,000,000 each accident, bodily injury by disease with a $1,000,000 policy limit and bodily injury by disease of $1,000,000 per each employee.

                 (b) A policy of Motor Vehicle Liability insurance covering owned, leased, and non-owned vehicles with bodily injury limits of at least $1,000,000 per accident and property damage limits of at least $1,000,000 per accident.

                 (c)     A policy of General Liability  insurance   including
contractor's protective, with limits of liability of at least $1,000,000 per person and $1,000,000 per accident for bodily injury and $1,000,000 per accident for property damage.

                 (d)     Employee liability insurance with a limit of $1,000,000

         5.2 OWNER shall maintain and pay for Fire and Extended Coverage (Builders Risk) insurance (fire, lightening, wind, hail, limited explosion, riot, civil commotion, aircraft, vehicles, smoke), covering the full insurable replacement value of all items comprising the Project including all supplies, materials and equipment and other items of the Project to be incorporated into the Work, from and after such items are delivered to the Site. Such insurance shall include the interests of OWNER, DBW, Equipment Suppliers, and subcontractors on the Project. The losses, if any, under such insurance shall be adjusted with OWNER, with DBW and OWNER being the named insured as their interests may appear. A copy of this policy would be sent to DBW within sixty (60) days of Contract signing. A thirty (30) day notice of cancellation would be required.

         5.3 Each party shall not be held responsible for any losses, expenses, claims, actions, costs, judgments, or other damages, directly and proximately caused by the act, omission or negligence of the other party or its co-owners, other contractors or suppliers and their respective agents and employees. DBW shall not be obligated for any loss, damage, claim, action, liability or demand arising out of an incident not DBW's fault or a cause of DBW, occurring on the plant site.

                                   ARTICLE VI
                                DESIGN, EQUIPMENT

         6.1 DBW is responsible for the design and engineering of the plant and performance of the Work to meet the specifications set out in Exhibit Part A and Exhibit Part B of the Contract. DBW represents that it has the qualifications and knowledge to perform the Work to completion in accordance with the Contract. Materials and services provided in Exhibit Part A and Exhibit Part B shall constitute the basis of the Contract. Unless otherwise specified by OWNER, all equipment shall be new and of good quality.

         6.2 DBW shall submit specifications prior to ordering equipment or fabricating equipment. OWNER shall provide a request for change to DBW within five (5) working days from receipt of specifications. This request for change must be sent by fax and mail. DBW shall submit copies of drawings provided by DBW and other manufactures to OWNER. OWNER shall provide a request for change to DBW within three (3) working days from receipt of drawings. All such additional specifications shall become a part of Exhibit Part A or Exhibit Part B of this Contract, as applicable. This request for change must be faxed and mailed to DBW. If OWNER wants a change to drawings or specifications within this Contract or a change to drawings or specifications developed during the course of this Project, then OWNER has the right to request a change; provided, however, the design and engineering remains the responsibility of DBW and nothing herein shall be construed to relieve DBW of that responsibility. All requests for change shall be handled in accordance with Article IV.

                                   ARTICLE VII
                            RESPONSIBILITIES OF OWNER

         7.1 OWNER shall provide the following information and/or offsite services ("Offsites"). All Offsites and process battery limits installations shall be ready for startup based on DBW's Schedule approved by DBW and OWNER in Exhibit Part A-VI. If there is a change in DBW's Schedule, notification shall be delivered to OWNER with sufficient time for OWNER to perform and complete the scheduled item on time. If notice of change in a scheduled item is not given timely, no extension for performance will be allowed for that item.

         7.2 OWNER shall provide the legal description of the Site where the plant is to be installed and a title report dated within sixty (60) days from the date of this Contract.

         7.3 OWNER shall provide the soil tests requested by DBW. If any chemical contamination, unstable soil condition, buried lines or other obstacle is found, OWNER is responsible for any additional cost or delay. This Contract is based upon 2000 PSF loading capacity.

         7.4 OWNER shall provide a drawing showing the Site location for process battery limits and reference stakes for the exact location of the process building foundation, utility building foundation, office building foundation, tank farm foundation, centerline of roads and power pole locations. OWNER will sign an approval drawing from DBW for the location in reference to existing installations.

         7.5 OWNER shall provide offsite utilities per the requirements of the process. DBW shall provide the requirements to OWNER within three weeks of the Contract signing.

         7.6 OWNER shall provide all Offsites not specified in the Exhibit Part A-I & XIV.

         7.7 OWNER shall provide the following personnel and training support: operations and supervisory personnel for training at OWNER'S facilities in Virginia for a minimum of two weeks, and mechanical maintenance, instrument and Honeywell trained personnel for maintenance support of the plant during startup on six (6) warranty runs. DBW will further train personnel with on-site personnel during final stages of construction and start-up.

         7.8 OWNER shall obtain water, air and noise environmental permits required to complete the Work per Article 8.3. Information for those permits is based on technical information supplied by DBW. If permitted values are different than information provided by DBW in Exhibit Part A-VII, VIII, XVII, XVIII,XIX, XX, XXI, & XXII, then OWNER should request a change order per Article IV.

         7.9 OWNER shall provide temporary power and water and sewer facilities to the process battery limits area of the Site, and temporary permits for these facilities from the appropriate governmental agencies.

         7.10 OWNER shall provide access for DBW personnel to the Project Site 24 hours/day until the Project is accepted and final payments are made.

         7.11 OWNER will grant DBW the right of continuing access to the Project for the purpose of demonstrating DBW technology to prospective clients. DBW will obtain OWNER'S prior approval for the visit and provide OWNER with appropriate confidentiality agreements signed by all visitors.

                                  ARTICLE VIII
                     COMPLIANCE WITH LAWS, TAXES AND PERMITS

         8.1 DBW will design the Project and equipment to meet appropriate Federal, state, county, city and public authority requirements including the requirements of the Occupational Safety and Health Act of 1970, both state and Federal, the NEPA, the NEC for Class I, Division II and the Uniform Building Code. The requirements of this paragraph do not apply to whether the Project can be built on the Site, suitability of the Site for its intended use or Site environmental requirements and Project permits, including noise consideration. Any special local regulations that are more stringent than those above, shall be handled under Article IV, unless defined in writing by OWNER prior to Contract signing.

         8.2 OWNER shall indemnify and hold DBW harmless from any claim or action arising out of operation of the Project or any products manufactured by OWNER, but this indemnification and hold harmless agreement does not apply to any claim or action arising out of DBW negligence, errors or omissions or failure to comply with the terms of this Contract. If DBW is requested to proceed on the Project prior to OWNER having all permits in place, this indemnification shall apply.

         8.3 OWNER is responsible for obtaining all permits including, but not limited to environmental, construction, and zoning permits by August 30, 1997.

         8.4 OWNER is responsible for all sales, VAT and use taxes imposed by any state or local government. All such taxes will be billed separately at the time they are imposed.

         8.5     OWNER is responsible for all duties into country of shipments.

                                   ARTICLE IX
                   COMPLETION OF CONTRACT AND ACCEPTANCE TEST

         9.1 This Contract shall be considered complete, with the exception of the Warranties (as hereinafter defined), once DBW has successfully completed the requirements set forth herein of the tests for acceptance of the Project (the "Acceptance Test"). OWNER will schedule and run the Acceptance Test within twenty days of notice from DBW that the Project is ready for start up and ready for the Acceptance Test. Within five days after receipt of the Acceptance Test results, OWNER shall signify in writing its acceptance of the Project including the performance Guarantees or specify in what respect the Guarantees have not been met. In the event DBW has not received a letter of acceptance or rejection within 10 days after receipt of the Acceptance Test results, all Guarantees will be deemed to have been met.

         9.2     The Acceptance Test will be based on the following conditions:

                 (a) OWNER will provide qualified mechanical, maintenance, instrument, electrical, lab, and operating personnel to enable the Project to operate satisfactorily and permit evaluation of the Acceptance Test results. If OWNER does not have employees who can provide responsible support in these areas, then OWNER shall employee sub-contractors or other agents to provide this support during startup and continuing support after startup.

                 (b)     OWNER shall provide all bulk feedstock chemicals.

                 (c) OWNER is responsible for providing an acceptable accounting method to monitor bulk feedstock chemicals coming into the Project and the finished product leaving the Project in order to assist in establishing yields and capacities. Metering shall be based on certified scales and/or calibrated meters. DBW will initially calibrate all meter and truck scales; however, OWNER shall recalibrate product transfer meters or scales in the event there is any doubt as to the accuracy of any such meter or scale.

                 (d) Official samples of feedstock and finished products shall be collected during the Acceptance Test period. Each sample shall be divided into two equal portions, one for OWNER and one for DBW for the purpose of analytical testing. Analytical procedures for testing product quality are provided in Exhibit Part B.

         9.3 The HCHO Acceptance Test will be conducted by OWNER'S operating personnel at design methanol feed rates shown in the Guarantees according to the instructions set forth by DBW and under the supervision of DBW's start-up representative. Acceptance Test of the Project shall be conducted in a test run of four (4) consecutive days, out of which DBW shall select any continuous seventy-two (72) hour period as representative of the performance of the Project, using the average daily rates for the period selected.

         9.4 The UFC Acceptance Test will be conducted by OWNER'S operating personnel at design methanol feed rates in the Guarantees according to the instructions set forth by DBW and under the supervision of DBW's start-up representative. DBW will determine Project readiness for the UFC Acceptance Test. The UFC Acceptance Test of the Project shall be conducted in a test run of four (4) consecutive days, out of which DBW shall select any continuous seventy-two (72) hour period as representative of the performance of the Project, using the average daily rates for the period selected.

         9.5 If OWNER, for any reason, does not run the Acceptance Test during such 20 day period, and DBW considers Project to be ready for the Acceptance Test, and the Project is ready for startup as defined in Article 3.4, and all other conditions for final payment have been met, then final payment will be due and payable at the end of the 20 day period. OWNER can reschedule the Acceptance Test within the next 60 days for purpose of satisfying the Guarantees. If the Acceptance Test has not been rescheduled during such 60 day period all Guarantees will be deemed to have been met. DBW's costs for rescheduling Acceptance Test are shown in the Exhibit Part A-X.

         9.6 In the event the initial Acceptance Test on the Project is not completed successfully, DBW will be further obligated to carry out additional Acceptance Tests. If the test fails to demonstrate that the product and Project meet the process Guarantees, then DBW shall conduct a reasonable number of tests within thirty (30) days to determine whether the process

Guarantees can be met. If DBW fails to demonstrate that the process Guarantees are met, then unless it is determined that the cause of such failure is not an error or deficiency in the technology and/or equipment furnished by DBW, then DBW shall initiate necessary actions to correct the deficiencies causing such failure. DBW commits to building a new vessel or supply major equipment in the event of a major failure. DBW will first try to repair definceny on site. If the repair doesn't work OWNER commits to allowing DBW to produce or supply the new vessel or major component. DBW will make a reasonable effort to get the plant operating at full design capacity in a reasonable time. Upon completion of such corrections, tests shall again be made and shall be repeated together with needed corrections until the process Guarantees are met or it is established that such Guarantees cannot be met. If the Guarantees cannot be met the Contract Price shall be reduced by the amount shown in Guarantees in the Exhibit Part A-IX, which shall be the limit of DBW's liability for failure to meet such Guarantees.

         9.7 If any test shall be interrupted by power failure, the existence of a safety hazard, interruptions of Work schedule, interruption of feed supply, or any other circumstances beyond the control of DBW and/or OWNER, the test shall be recommenced promptly after correction of the interruption. If any test is interrupted by causes within the control of DBW, then the test shall be recommenced promptly after correction of the interruption by DBW.

         9.8 Before the start of an Acceptance Test, DBW will specify operating data to be recorded and the manner in which data are to be taken. DBW shall have complete access to the Project and operating logs to observe operations, review data and make recommendations through completion of the Acceptance Test.

         9.9 All other provisions of this Contract identified as offsites and to the contrary notwithstanding, completion and acceptance of those components of the Project identified as offsites and listed on Exhibit Part A-I attached hereto and made a part hereof (the "Offsite Components") shall not delay the acceptance of and payment for the other components of the Project, so long as the absence of completion of the Offsite Components or the conditions preventing acceptance thereof do not render the Project as a whole impracticable for commercial operation. In such an event when the Offsite Components are completed and accepted after all other Project components, acceptance and payment for the Offsite Components and all other components of the Project shall be treated separately pursuant to all other terms and conditions of this Contract.

                                    ARTICLE X
                            GUARANTEES AND WARRANTIES

         10.1 DBW warrants all equipment, whether fabricated by DBW or procured from third parties against all defects for one (1) year from the earlier of (a) the completion date, or (b) the date the Work is terminated by OWNER pursuant to the provisions of Article XI. The warranties granted by DBW in this Agreement are hereafter referred to collectively as the "Warranties."

         10.2 DBW does not warrant the Work, the design and engineering Work or the equipment against failure due to faulty operation or which results from
service  under   conditions
more severe that those contemplated by the specifications shown in Exhibit Part A-VII & VIII and specification sheets provided by DBW within 60 days and reasonably approved by OWNER and shown in Exhibit Part B. If any warranty provided by an equipment supplier exceeds one year from completion date, DBW shall assign such rights to OWNER.

         10.3 If the equipment fails or the Project does not produce at the guaranteed rate and efficiency, and DBW is responsible for the deficiency, DBW shall immediately initiate work to correct the deficiency by repairing the equipment or furnishing replacement equipment or by adjusting Project operations. In the event 45 days after DBW first asserts the Project is ready for start up and the deficiency has not been corrected, the start up date will be redefined. If after six (6) months the start up Guarantees have not been met, DBW's Contract Price shall be reduced by the amount specified in Guarantees in Exhibit Part A-IX. Defective items must be held for DBW's inspection for a reasonable period of time. If DBW is not responsible for the deficiency, DBW shall adjust the Guarantees or, at OWNER'S request, DBW will provide a bid to correct the deficiency and OWNER will pay the reasonable cost of evaluation.

         10.4 Except as set forth in this Agreement, DBW MAKES NO WARRANTY, EXPRESS OR IMPLIED, REGARDING THE EQUIPMENT OR THE PRODUCT TO BE MADE BY THE EQUIPMENT, OR THE MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE OF EITHER. In no event shall DBW or OWNER be liable for incidental or consequential damages to the other including any claims for lost profits, delay, disruption or acceleration damages.

         10.5 The performance guarantees contained in Exhibit Part A-IX (the "Guarantees") are the only such guarantees offered by DBW. Once the Guarantees have been met by successful completion of the Acceptance Test, such Guarantees shall be deemed to have been fulfilled and DBW's obligations with respect to the Guarantees shall have been terminated.

         10.6 DBW is not responsible for the validity and accuracy of any written engineering data furnished by or through OWNER and used by DBW in the design of the Project. If DBW is aware of any errors or inaccuracies in such data, DBW shall immediately notify OWNER and DBW shall be relieved of its obligations to the extent so affected. DBW is not responsible for the performance of any process equipment furnished by or through OWNER and used by DBW in the Project. DBW will be relieved of its obligations to the extent that operation or performance of the Project is affected by the equipment supplied by OWNER

                                   ARTICLE XI
                           TERMINATION AND SUSPENSION

         11.1 If DBW shall at any time be in default in performance of any of the obligations contained in this Contract, and shall fail to provide a written plan to OWNER to correct default within forty-five (45) days after receiving written notice thereof from OWNER, OWNER may, at its option, take over and perform all or any part of the Work then remaining unperformed or may terminate all Work by DBW under the Contract and employ any other party to finish the Work, or OWNER may finish the Work itself.

         11.2 OWNER may, before completion of the Work, terminate the Contract by providing DBW written notification of its intent to terminate. In such event OWNER shall pay to DBW in full settlement of all claims by DBW hereunder an amount equal to the full Contract Price, less that part of such Contract Price which is equal to DBW's costs of equipment not yet ordered by DBW or DBW's cost of installation services not yet performed. All equipment or material paid for by OWNER under this section shall become OWNER'S property.

         11.3 OWNER shall have the right to suspend operations on this Contract for a period not greater than six months by giving to DBW written notice of OWNER's desire to initiate such suspension. OWNER may request DBW to provide to OWNER the amount it will charge OWNER for suspension cost and the estimated time that will be required to mobilize. The period of suspension, if written notice is given, shall begin ten days after DBW receives written notice from OWNER informing DBW that operations have been suspended by OWNER. DBW may, however, continue after such suspension date to perform those things necessary to properly complete the suspension process, including, but not limited to, those steps necessary to suspend operations, protect completed Work, remove any of DBW's equipment which may be on OWNER's Site and other like procedures. Equipment that has been ordered will not be canceled due to a suspension. DBW shall be compensated for all reasonable additional costs incurred by it as a result of such suspension including, but not limited to, the costs incurred by DBW in closing down the operation, protecting the Work, and removing its equipment. Further, DBW shall be paid by OWNER the Contract Price for all equipment ordered by DBW prior to receiving written notice of the suspension and for that proportion of the total Work contemplated by the Contract which DBW has completed through the date when an orderly suspension has been achieved, but which had not yet been paid for by OWNER. OWNER shall pay all costs related to the suspension and the sums due for the proportion of Work completed within 10 days after receiving DBW's invoice for the same. All equipment or materials paid for by OWNER under this paragraph shall become OWNER'S property.

         11.4 In the event OWNER suspends performance as provided by the preceding paragraph, all performance requirements applicable hereunder to DBW shall be suspended, for the duration of the delay or interruption resulting from such suspension, and any time periods imposed upon DBW by this Contract shall be extended for a period equivalent to the duration of such suspension, plus reasonable additional time allowances for re-starting, including preparations and mobilization by DBW.

         11.5 If OWNER does not, within six months after giving the original notice of suspension, give to DBW a further notice that the suspension period has ended and that DBW is to re-commence operations, then the suspension shall become a termination by OWNER under the provisions of Article 11.2 hereinabove. If, however, within such six months' period, OWNER gives DBW notice that the suspension has ended and that DBW is to re-commence operations, then DBW shall re-commence operations hereunder unless prevented from doing so by expirations of permits, changes in governmental regulations or other like outside causes not within the control of DBW. Further, in the event operations hereunder are re-commenced after a period of suspension, the Contract Price payable hereunder shall be adjusted for any escalation or other increase in cost resulting from the suspension including costs to mobilize and restart and any costs of extending warranties which may be extended. Further, in such event, warranties given by DBW hereunder shall not be extended by the period of suspension unless DBW is able to procure a similar such extension from its suppliers and sub-contractors.

         11.6 In the event OWNER should default in making any payments required of OWNER hereunder for a period of ten days after receiving notice of default from DBW or should default in performing any other term or provision of this agreement for a period of thirty (30) days after receiving notice of default from DBW, then DBW may suspend all Work on the Contract until the default has been satisfied, and any time requirements within which the Contract is to be performed shall be extended by a period of time equal to the period of such suspension plus ten (10) days. Further, if OWNER remains in breach of the Contract for a period in excess of thirty (30) days after having received written notice of default from DBW, DBW shall have the right to terminate the Contract and OWNER shall compensate DBW in accordance with the provisions of
Article 11.2 hereof. If DBW suspends Work under this paragraph when OWNER is not in default hereunder, no extension of time shall be allowed.

                                   ARTICLE XII
                             INDEPENDENT CONTRACTOR

         12.1 DBW agrees that it is acting as an independent contractor in the performance of the Work under the Contract, and not as an agent of OWNER.

         12.2 DBW shall accept full responsibility for and pay all withholdings to be made from the wages of its employees, payroll taxes, and contributions such as, without limitation, social security and unemployment taxes and contributions required by the laws of the United States and any applicable state, territory, or political subdivision, in respect of its employees.

                                  ARTICLE XIII
                            PATENT FEES AND ROYALTIES

         13.1 DBW shall pay all license fees and assumes all costs incident to its use of any invention, design, process, or device supplied by DBW hereunder which is the subject of patent rights or copyrights held by others.

         13.2 DBW represents to OWNER that all design and technical information which it is providing hereunder is its own proprietary information which it has independently developed and has full right to use in connection with the Work. DBW agrees to be responsible for and to defend OWNER against liability of any nature or kind for or on account of any design information, patented or unpatented process, invention, article, or appliance manufactured or used in the performance of the Contract, which DBW has supplied, and DBW shall, at its own expense, defend any and all actions based thereon, but OWNER shall have the right, at its option, to participate at its own expense in the defense of any such suit.

                                   ARTICLE XIV
                                 CONFIDENTIALITY

         14.1 As used herein the term "Proprietary Information" shall include but shall be limited to, DBW's confidential information and trade secrets. Trade secrets, with respect to DBW, mean the whole or any portion of any scientific or technical information, design, process, procedure, formula, pattern, compilation, program, method, technique, or improvement, which is secret, and of value to DBW. DBW's formaldehyde/UFC trade secrets include, but are not limited to the supply, use or application of equipment by DBW for the formaldehyde/UFC process, emission and effluent systems, control of the plant and product storage to accomplish a process or economic objective or advantage. Trade secrets also include related drawings, prints, manuals or other documentation provided by DBW to explain or communicate DBW process technology or equipment.

         Equipment designed and built by DBW or to DBW's specifications are proprietary trade secrets in their design, application and ability to achieve a process or economic objective or advantage. Generic type equipment that can be purchased "off the shelf" are proprietary trade secrets in their application or ability to achieve a process or economic objective or advantage. The combination of components or features in DBW's plant design are proprietary trade secrets even though the individual components or features are in the public domain, in the possession of OWNER or received from a third party unless the combination itself and the process or economic objectives or advantages achieved by the features or the combinations of features are in the public domain, in the possession of OWNER or received from a third party.

         14.2 Information shall be deemed to be treated as confidential if it:

                 (a) has been reduced to writing and marked clearly and conspicuously with a legend identifying its confidential nature; or

                 (b) with respect to any oral presentation or communication, is described as being confidential immediately before the oral presentation or communication; or

                 (c) is known by the receiving party as being treated by the disclosing party as confidential, whether or not it is written form and whether or not it is designated as confidential.

         14.3 OWNER agrees to exercise reasonable care to prevent disclosure to a third party of DBW's proprietary information and will not use for its own benefit, except in the operation of the Project supplied under this Contract, or that of others, such information except as may be authorized in writing, except to the extent of that portion thereof which:

                 (a)     at the time of disclosure is in the public domain;

                 (b) after disclosure under this Contract becomes part of the public domain by publication or otherwise through no fault of OWNER;

                 (c) OWNER can show was in its possession at the time of disclosure and was not acquired in confidence, directly or indirectly, from DBW;

                 (d)     is independently   disclosed   without   obligation  of
confidentiality to OWNER by a third party which third party did not obtain such information directly or indirectly from DBW;

         14.4 OWNER agrees to limit disclosure of proprietary information within its own organization to those necessary to carry out the purpose of this Contract. Furthermore, OWNER agrees that all such personnel have executed or will be required to execute confidentiality and nonuse agreements with obligations at least as coextensive in scope as those in this Contract.

         14.5    OWNER shall not, under any conditions, allow competitors of
DBW: into the process area, to review drawings or to review any of DBW's information labeled "Proprietary information".

                                   ARTICLE XV
                                   ASSIGNMENT

         15.1 Neither OWNER nor DBW shall assign or transfer this Contract during the term of this Contract; provided, however, that OWNER may assign its rights under this contract to KeyBank National Association in connection with the financing of the Project.

                                   ARTICLE XVI
                                  MODIFICATION

         16.1 No modification of this Contract shall be enforceable unless in writing signed by an officer of both parties.

                                  ARTICLE XVII
                                    NONWAIVER

         17.1 Waiver of a default by either party shall not affect or alter any provision hereof and shall not constitute a waiver of any further default of the same or any other provision. The failure by OWNER to insist on strict performance by DBW of any of the covenants, conditions and agreements of this Contract shall not be deemed a waiver of any of OWNER's rights or remedies. Payment by OWNER shall not constitute acceptance of the Work or a waiver of any rights provided under this Contract or by law.

                                  ARTICLE XVIII
                                     NOTICES

         18.1 Written notice shall be deemed to have been fully served if delivered at or sent by registered or certified mail to OWNER at 209 West Main Street, Waverly, Virginia 23890, or to DBW at 1360 Airport Lane, North Bend, Oregon 97459.

                                   ARTICLE XIX
                                  GOVERNING LAW

         19.1 The Contract shall be governed by the law of the State of Oregon.

                                   ARTICLE XX
                           CONTRAVENTION OF LOCAL LAW

         20.1 This is a general form of Contract and if any provision herein is held by the courts to be illegal or in conflict with the laws of the state or province where made or to be performed, the validity of the remaining provisions shall not be affected, and the Contract shall be enforced as if the illegal or unenforceable provision were not a part of this Contract.

                                   ARTICLE XXI

         21.1 DBW hereby agrees that, in consideration of the additional sum of $43,500.00 to be paid promptly upon the execution of this agreement, DBW will obtain and furnish to OWNER a standard Contractor's Performance Bond in the amount of the Contract Price set forth in Article 2.1 above, which bond shall be executed by a corporate surety company licensed to do business in the State of New York and which bond shall contain the standard provisions included in such surety bonds as they are commonly used in the contracting industry in the United States. The surety bonds shall not, however, extend to any guarantees set forth in this agreement (or any amendments or supplements thereto) with respect to the efficiency of the plant, the production capacity of the plant, or other items relating to the performance of the plant. Such bond shall be furnished not later than 30 days after the execution of this agreement.

                                  ARTICLE XXII

         22.1    Until delivery to the project site and payment pursuant to
Section 2.1 (d), DBW reserves and retains title to and a security interest in all items of equipment and materials and other goods comprising the Work, whether now owned or hereafter acquired, and all proceeds and products thereof and accessions thereto. The "Work" shall include all items described in Paragraph 2.7 of this Agreement. So long as DBW retains possession of the Work, DBW's security interest shall be perfected without filing as provided in Chapter 2 of the Uniform Commercial Code (Chapter 72 of Oregon Revised Statutes). In the event of default by owner hereunder DBW may exercise any and all rights under this contract or those of a secured party under the Uniform Commercial Code as enacted in the State of Oregon (or any other jurisdiction if the rights of a secured party in any particular item comprising a part of the Work are to be determined by the laws of such other jurisdiction).



                                 Page 17 if 18

         IN WITNESS WHEREOF, the parties have executed this Contract in duplicate as of the day and year first above written.

                                       SPURLOCK ADHESIVES, INC.


                                       By:    /s/ Phillip S. Sumpter
                                              ------------------------------
                                              Phillip S. Sumpter

                                       Title: Executive Vice President


                                       D. B. WESTERN, INC.


                                       By:    /s/ Dennis C. Beetham
                                              -------------------------------
                                              Dennis C. Beetham

                                       Title: President





                                 Page 18 of 18